Exhibit 4.7

FORM OF

7% CONVERTIBLE SENIOR SECURED NOTE DUE 2010

NEITHER THESE SECURITIES NOR THE SECURITIES ISSUABLE UPON CONVERSION OF THESE SECURITIES HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.

THE INITIAL REGISTERED HOLDER OF THIS SECURITY IS ENTITLED TO THE BENEFITS OF A REGISTRATION RIGHTS AGREEMENT, A SECURITY AGREEMENT AND AN ESCROW AGREEMENT (COPIES OF WHICH ARE AVAILABLE AT THE PRINCIPAL EXECUTIVE OFFICE OF THE ISSUER). A TRANSFEREE OF THIS SECURITY MAY BECOME ENTITLED TO THE BENEFITS OF SUCH AGREEMENTS SUBJECT TO COMPLIANCE WITH THE CONDITIONS TO TRANSFER SET FORTH THEREIN.

THIS NOTE IS ISSUED WITH ORIGINAL ISSUE DISCOUNT FOR PURPOSES OF SECTIONS 1271, 1272 AND 1273 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.  BEGINNING NO LATER THAN 10 DAYS AFTER THE CLOSING DATE (AS DEFINED IN THIS NOTE), THE COMPANY’S CHIEF FINANCIAL OFFICER AT 2021 CABOT BOULEVARD WEST, LANGHORNE, PA 19047 WILL MAKE AVAILABLE, UPON REQUEST TO ANY HOLDER OF THIS NOTE, THE ISSUE PRICE OF THIS NOTE PER PRINCIPAL AMOUNT DUE AT MATURITY, THE YIELD TO MATURITY OF THIS NOTE PER ANNUM AS OF ANY DATE OF DETERMINATION, AND THE TOTAL AMOUNT OF ORIGINAL ISSUE DISCOUNT ON THIS NOTE AS OF THE ISSUE DATE PER PRINCIPAL AMOUNT OF $1,000 AT MATURITY.

POWER MEDICAL INTERVENTIONS, INC.

7% Convertible Senior Secured Note due 2010

Initial Face Amount: $____________                                                                             Note Number: ___

March 30, 2007

POWER MEDICAL INTERVENTIONS, INC., a Delaware corporation, and any and all successors thereto in accordance with this Note (the “Company”), for value received, hereby promises to pay to ________________, the Principal Amount (as defined in Section 1) on March 31, 2010 (“Maturity”), and to pay interest on any outstanding Principal (as defined in Section 1) at the Interest Rate (as defined in Section 2) on the terms set forth in this Note.

1.             Securities Purchase Agreement; Definitions.

The Company issued this Note under a Securities Purchase Agreement dated as of March 30, 2007, among the Company, the Holder and the other Buyers named therein (the “Securities Purchase Agreement”).  Capitalized terms used herein but not defined shall have the meaning given to such terms in the Securities Purchase Agreement.  As used in this Note, the following terms shall have the respective meanings set forth in this Section 1:

(a)           “Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person, where “control” (including, with correlative meanings, the terms “controlling”, “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided, that, solely for the purposes of this definition of “Affiliate,” beneficial ownership of 10% or more of the voting stock of a Person shall be deemed to be control.

(b)           “Anti-Terrorism Laws” means any Law of the United States or any state thereof or political subdivision of the foregoing relating to terrorism or money laundering, including the Executive Order and the Patriot Act.

(c)           “Business Day” means any day except Saturday, Sunday and any day that is a federal legal holiday or a day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

(d)           “Capital Stock” means (A) in the case of a corporation, corporate stock, (B) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (C) in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests, and (D) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

(e)           “Cash Equivalents” means (i) United States dollars, (ii) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality of the United States government (provided, that the full faith and credit of the United States is pledged in support of those securities) having maturities of not more than six months from the date of acquisition, (iii) certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers’ acceptances with maturities not exceeding six months and overnight bank deposits, in each case with any domestic commercial bank having capital and surplus in excess of $500,000,000 and a Thompson Bank Watch Rating of “B” or better, (iv) repurchase obligation  with a term of not more than seven days for underlying securities of the types described in clauses (ii) and (iii) above entered into with any financial institution meeting the qualifications specified in clause (iii) above, (v) commercial paper having the highest rating obtainable from either Moody’s or Standard & Poor’s, in each case, maturing within six months after the date of acquisition, (vi) AAA-rated taxable securities having maturities of not more than six months including, but not limited to, auction rate securities and variable rate demand notes (for securities where the interest rate resets via a “dutch auction” or “put” mechanism, the auction date or put date will be used to determine the maturity date), (vii) U.S. corporate bonds or notes with maturities of not more than six months and having a minimum long-term credit rating of “A2” by Moody’s and “A” by Standard & Poor’s, and (viii) money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (i) through (vii) of this definition.

(f)            “Change of Control” means (i) a consolidation or merger of the Company or any of its Subsidiaries with or into any other Person or Persons (except one in which the holders of capital stock of the Company or such Subsidiary immediately prior to such merger or consolidation continue to hold a majority of the outstanding equity securities of the surviving, resulting or consolidated entity), (ii) the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Company and its Subsidiaries taken as a whole to any “person” (as that term is used in Section 13(d) of the Exchange Act) or group of persons, (iii) the consummation of a transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as that term is used in Section 14(d) of the Exchange Act) or group of persons becomes the owner, directly or indirectly, beneficially or of record, of shares representing more than 50% of the aggregate ordinary voting power represented by the Company’s issued and outstanding Capital Stock on a fully-diluted basis, (iv) the adoption of a plan relating to the liquidation or dissolution of the Company, or (v) after an initial public offering, the termination of trading of the Company’s common stock, which shall be deemed to have occurred if the Company’s common stock is neither listed for trading on a U.S. national securities exchange nor approved for listing on The Nasdaq Global Market or any similar United States system of automated dissemination of quotations of securities prices or traded in over-the-counter securities markets or traded in over-the-counter securities markets.

(g)           “Collateral” means any assets of the Company or any other Person defined as “Collateral” in any Collateral Document.

(h)           “Collateral Agent” shall have the meaning set forth in the Security Agreement.

(i)            “Collateral Documents” means the Security Agreement and the other agreements, documents, or instruments, including any financing statements, and any amendments or supplements thereto, creating, perfecting, or evidencing any Liens securing the Notes and any other Obligation under the Collateral Documents.

(j)            “Common Stock” means the Company’s common stock, par value $0.001 per share.

(k)           “Consolidated Cash Flow” means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period plus or minus the following (as the case may be, as set forth below), without duplication: plus (1) provision for taxes based on income or profits of such Person and its Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus (2) Consolidated Interest Expense of such Person and its Subsidiaries for such period, whether paid or accrued and whether or not capitalized (including, without limitation, amortization of debt issuance costs and original issue discount, noncash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with capital lease obligations, imputed interest with respect to attributable debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers’ acceptance financings), to the extent that any such expense was deducted in computing such Consolidated Net Income; plus (3) depreciation, amortization (excluding amortization of prepaid cash expenses that were paid in a prior period) and other noncash expenses (excluding any such noncash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Subsidiaries for such period to the extent that such depreciation, amortization and other noncash expenses were deducted in computing such Consolidated Net Income; plus (4) any extraordinary or non-recurring expenses of such Person and its Subsidiaries for such period to the extent that such charges were deducted in computing such Consolidated Net Income; plus (5) noncash items (excluding any noncash item to the extent that it represents an accrual of, or a reserve for, cash expenditures in any future period) reducing such Consolidated Net Income for such period; minus (6) noncash items increasing such Consolidated Net Income for such period, other than the accrual of revenue in the ordinary course of business; and minus (7) non-operating gains (including extraordinary or non-recurring gains), in each case, on a consolidated basis and determined in accordance with GAAP.

(l)            “Consolidated Interest Expense” means, with respect to any Person for any period, the sum, without duplication of: (1) the consolidated interest expense of such Person and its Subsidiaries for such period, whether paid or accrued; (2) the consolidated interest expense of such Person and its Subsidiaries that was capitalized during such period; (3) any interest expense on Indebtedness of another Person that is guaranteed by such Person or any of its Subsidiaries or secured by a Lien on assets of such Person or any of its Subsidiaries (whether or not such guarantee or Lien is called upon); and (4) the product of: (a) all cash dividend payments (and noncash dividend payments in the case of a Person that is a Subsidiary) on any series of preferred stock of such Person or any of the Subsidiaries, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and determined in accordance with GAAP.

(m)          “Consolidated Net Income” means, with respect to any specified Person for any period, the aggregate of the net income of such Person and its Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that: (1) the net income (but not loss) of any Person that is accounted for by the equity method of accounting will be included only to the extent of the amount of dividends or distributions paid in cash to the specified Person or Subsidiary of the Person; (2) the net income of any Subsidiary will be excluded to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that net income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary or its stockholders; (3) the net income of any Person acquired during the specified period for any period prior to the date of such acquisition will be excluded; and (4) the cumulative effect of a change in accounting principles will be excluded.

(n)           “Contingent Obligation” means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto, other than obligations resulting from the endorsement of negotiable instruments for collection in the ordinary course of business.

(o)           “Current Market Price:” for the purpose of any computation under subsections (b) and (c) of Section 9, the “Current Market Price” per share of Common Stock on any date shall be deemed to be the average of the daily closing prices for the 10 consecutive Trading Days commencing 11 Trading Days before (A) the Determination Date (as defined in Section 9) or the Expiration Date (as defined in Section 9), as the case may be, with respect to distributions or tender offers under subsection (c) of Section 9 or (B) the record date with respect to distributions, issuances or other events requiring such computation under subsections (c) or (d) of Section 9. The closing price (“Closing Price”) for each day, shall be the last reported sales price or, in case no such reported sale takes place on such date, the average of the reported closing bid and asked prices in either case on the Nasdaq Global Market or, if the Common Stock is not listed or admitted to trading on the Nasdaq Global Market, on the principal national securities exchange on which the Common Stock is listed or admitted to trading or, if not listed or admitted to trading on the Nasdaq Global Market or any national securities exchange, the last reported sales price of the Common Stock as quoted on Nasdaq or, in case no reported sales takes place, the average of the closing bid and asked prices as quoted on Nasdaq or any comparable system or, if the Common Stock is not quoted on Nasdaq or any comparable system, the closing sales price or, in case no reported sale takes place, the average of the closing bid and asked prices, as furnished by any two members of the National Association of Securities Dealers, Inc. selected from time to time by the Company for that purpose. If no such prices are available, the Current Market Price per share shall be the fair value of a share of Common Stock as reasonably determined by the Board of Directors of the Company (the “Board”) (which shall be evidenced by an Officers’ Certificate delivered to the Holders), in consultation with a financial advisor the Company determines in good faith is reasonably proficient in valuing equity interests.

(p)           “Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable, in each case, at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature.  Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require the Company to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale will not constitute Disqualified Stock if the terms of such Capital Stock provide that the Company may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with the terms of Section 4 herein which addresses Restricted Payments.  The amount of Disqualified Stock deemed to be outstanding at any time for purposes hereof shall be the maximum amount that the Company and its Subsidiaries may become obligated to pay upon the maturity of, or pursuant to any mandatory redemption provisions of, such Disqualified Stock, exclusive of accrued dividends.

(q)           “Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

(r)            “Escrow Deposit” means cash equal to the amount sufficient for the Company to pay the initial four interest payments on the Notes, with the first such interest payment date being September 30, 2007, which the Company shall have deposited into the escrow account under the Escrow Agreement on or before the date of this Agreement.

(s)           “Executive Order” means the Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001, and relating to Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism.

(t)            “GAAP” means United States generally accepted accounting principles.

(u)           “Governmental Authority” means the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

(v)           “Indebtedness” of any Person means, without duplication (A) all indebtedness for borrowed money, (B) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (including, without limitation, “capital leases” in accordance with GAAP) (other than trade payables and accrued liabilities incurred in the ordinary course of business), (C) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (D) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (E) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (F) all monetary obligations under any leasing or similar arrangement which, in connection with generally accepted accounting principles, consistently applied for the periods covered thereby, is classified as a capital lease, (G) all indebtedness referred to in clauses (A) through (F) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by any Person, even though the Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness, (H) all Disqualified Stock, (I) the Escrow Deposit, and (J) all Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (A) through (I) above.

(w)          “Investments” means , with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including guarantees or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP, other than, for the avoidance of doubt, any investments in assets of the Company’s business, whether made as capital expenditures or otherwise. If the Company or any Subsidiary of the Company sells or otherwise disposes of any Equity Interests of any direct or indirect Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary of the Company, the Company shall be deemed to have made an Investment on the date of any such sale or disposition in such Subsidiary. The acquisition by the Company or any Subsidiary of the Company of a Person that holds an Investment in a third Person shall be deemed to be an Investment by the Company or such Subsidiary in such third Person.

(x)            “Law” means all common law and all applicable provisions of constitutions, laws, statutes, ordinances, rules, treaties, regulations, permits, licenses, approvals, interpretations and orders of courts or Governmental Authorities and all orders and decrees of all courts and arbitrators.

(y)           “Lien” means any lien, charge, encumbrance, security interest, right of first refusal or other restrictions of any kind.

(z)            “Material Adverse Effect” means any material adverse effect on the business, properties, assets, operations, results of operations, condition (financial or otherwise) or prospects of the Company, its Subsidiaries, taken as a whole, or on the transactions contemplated hereby or in the other Transaction Documents, or on the authority or ability of the Company to perform its obligations under the Transaction Documents.

(aa)         “Obligations” shall have the meaning set forth in the Security Agreement.

(bb)         “OFAC” means the Office of Foreign Assets Control of the U.S. Department of the Treasury.

(cc)         “Officer” means, with respect to any Person, the Chair of the Board, the Vice Chair of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice-President of such Person.

(dd)         “Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Public Law 107-56) (The USA PATRIOT Act), as amended.

(ee)         “Permitted Investments” means (i) any Investment in the Company or in a wholly-owned Subsidiary of the Company (subject to compliance with Section 4(s)(ii)); (ii) any Investment in Cash Equivalents; (iii) any Investment by the Company or any Subsidiary of the Company in a Person, if as a result of such Investment: (a) such Person becomes a wholly-owned Subsidiary of the Company (subject to compliance with Section 4(s)(ii)), or (b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a wholly-owned Subsidiary of the Company; (iv) any acquisition of assets or Capital Stock solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of the Company; (v) any Investments received in compromise or resolution of litigation, arbitration or other disputes; (vi) loans or advances to employees made in the ordinary course of business of the Company or any Subsidiary of the Company in an aggregate principal amount not to exceed (I) $250,000 at any one time outstanding prior to the consummation of a Qualified IPO and (II) $500,000 at any one time outstanding following the consummation of a Qualified IPO; and (vii) redemptions or repurchases of Notes pursuant to Sections 6 or 8 herein.

(ff)           “Permitted Liens” means (i) Any Liens existing on the date hereof and specifically disclosed in Schedule 3(p) to the Securities Purchase Agreement; (ii) Liens securing the Permitted Indebtedness (A) prior to a Conversion Event, solely of the type described in Section 4(g)(i)(c) or (d), or (B) after a Conversion Event, of the type described in any of clauses (a)-(d) of Section 4(g)(i), subject to compliance with Section 4(i); (iii) liens for taxes, fees, assessments or other governmental charges or levies, either not delinquent or being contested in good faith by appropriate proceedings and for which the Company maintains adequate reserves; (iv) Liens to secure payment of workers’ compensation, employment insurance, old age pensions, social security or other like obligations incurred in the ordinary course of business; (v) Liens incurred in connection with the extension, renewal or refinancing of indebtedness secured by Liens of the type described in clause (i) above, provided that any extension, renewal or replacement Lien shall be limited to the property (together with any accessions thereto and proceeds thereof) encumbered by any such Lien and the amount of such Permitted Lien does not exceed the amount of the lien extended, renewed or refinanced; (vi) carriers’, warehousemen’s, mechanic’s, materialmen’s, repairmen’s or other like liens arising in the ordinary course of business and securing obligations that are not due and payable or which are being contested in good faith for which adequate reserves have been established; (vii) pledges and deposits made in the ordinary course of business in compliance with workmen’s compensation, unemployment insurance and other social security laws or regulations; (viii) easements, rights-of-way, restrictions and other similar encumbrances on the use of real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Company and the Subsidiaries; and (ix) Liens granted in favor of the Collateral Agent for the ratable benefit of the Holders under the Security Agreement, provided however that, upon and after the consummation of a Conversion Event, such Liens under the Security Agreement shall terminate and be released and thus shall no longer be “Permitted Liens”.

(gg)         “Permitted Refinancing Indebtedness” means any Indebtedness of the Company or any of its Subsidiaries issued in exchange for, or the net proceeds of which are used to renew, refund, refinance, replace, defease or discharge other Indebtedness of the Company or any of its Subsidiaries (other than intercompany Indebtedness); provided that (i) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness renewed, refunded, refinanced, replaced, defeased or discharged (plus all accrued interest on the Indebtedness and the amount of all fees and expenses, including premiums, incurred in connection therewith); (ii) such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged; (iii) if the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged is subordinated in right of payment to the Notes, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the Notes on terms at least as favorable to the Holders as those contained in the documentation governing the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged; and (iv) such Indebtedness is incurred either by the Company or by the Subsidiary who is the obligor on the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged.

(hh)         “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

(ii)           “Principal” means, for any date, the sum of (i) the initial face amount of this Note as stated in the preamble to this Note preceding Section 1, less any portion thereof that has been earlier repaid or redeemed or converted, in each case pursuant to the terms of this Note, and (ii) the principal amount of any PIK Notes that are then outstanding.

(jj)           “Principal Amount” means, for any date, the sum of (i) the Principal then outstanding and (ii) the then applicable Terminal Value Payment, if any.

(kk)         “Qualified IPO” means the closing of an underwritten public offering of Common Stock that results in the Common Stock being listed on a U.S. national securities exchange and for which aggregate gross proceeds to the Company are not less than $40 million (prior to underwriting commissions and discounts).

(ll)           “Qualified Sale” means a Change of Control either (i) following a Qualified IPO or (ii) prior to a Qualified IPO, if (A) the surviving or acquiring entity is a public company whose shares of capital stock are listed or traded on a U.S. national securities exchange with a market capitalization of at least that of the Company at the effective time of such transaction, (B) the Underlying Shares are convertible or exchangeable, by the terms of the Change of Control transaction, into the common stock of the surviving or acquiring company and (C) at least 90% of the merger or other consideration that the holders of Common Stock are entitled to receive in the Change of Control transaction will consist of shares of the acquiring or surviving entity’s common stock whose initial issuance has been registered with the Commission under the Securities Act and that are traded on a U.S. national securities exchange

(mm)       “Qualified Sale Price” means an amount equal to the market value of the consideration to be received in connection with the Qualified Sale by each holder of a share of Common Stock, which for purposes of this paragraph shall be deemed to be equal to the product of (a) the average of the high and low sale prices of the common stock of the acquiring entity, as reported by the principal securities exchange on which such common stock is listed, on each of the 20 trading days preceding the consummation of the Qualified Sale times (b) the number of shares of such common stock to be received for each share of the Company’s Common Stock.

(nn)         “Restricted Investment” means any Investment other than a Permitted Investment.

(oo)         “record date,” for purposes of Section 9, shall mean, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock have the right to receive any cash, securities or other property or in which the Common Stock (or other applicable security) is exchanged or converted into any combination of cash, securities or other property, the date fixed for determination of stockholders entitled to receive such cash, security or other property (whether or not such date is fixed by the Board or by statute, contract or otherwise).

(pp)         “Sanctioned Country” means a country subject to a sanctions program identified on the list maintained by OFAC and available at http://www.treas.gov/offices/enforcement/ofac/programs/ or as otherwise published from time to time.

(qq)         “Sanctioned Person” means (i) a person named on the list of Specially Designated Nationals or Blocked Persons maintained by OFAC available at http://www.treas.gov/offices/eotffc/ofac/sdn/index.html, or as otherwise published from time to time, or (ii) (A) an agency of the government of a Sanctioned Country, (B) an organization controlled by a Sanctioned Country, or (C) a person resident in a Sanctioned Country, to the extent subject to a sanctions program administered by OFAC.

(rr)           “Subordinated Obligation” means any Indebtedness of the Company (whether outstanding on the date hereof or incurred thereafter) which is subordinated or junior in right of payment to the Notes pursuant to a written agreement.

(ss)         “Subsidiary” means any joint venture or any entity in which the Company, directly or indirectly, owns capital stock or holds an equity or similar interest.

(tt)           “Trading Day” means (i) a day on which the Common Stock is traded on a Trading Market, or (ii) if the Common Stock is not listed on a Trading Market, a day on which the Common Stock is traded in the over-the-counter market, as reported by the OTC Bulletin Board, (iii) if the Common Stock is not quoted on any Trading Market, a day on which the Common Stock is quoted in the over-the-counter market as reported by the Pink Sheets, LLC (or any similar organization or agency succeeding to its functions of reporting prices), or (iv) in the event that the Common Stock is not listed or quoted as set forth in (i), (ii) and (iii) hereof, a Business Day.

(uu)         “Trading Market” means whichever of the New York Stock Exchange, the American Stock Exchange, the Nasdaq Global Market, the Nasdaq Capital Market or such other United States registered national securities exchange on which the Common Stock is listed or quoted for trading on the date in question.

(vv)         “Trailing Twelve Month Reference Period” means for any date, the twelve calendar month period ending on the calendar month immediately preceding such date.

(ww)       “Transaction Documents” shall mean the Securities Purchase Agreement, the Notes, the Registration Rights Agreement, the Escrow Agreement, the Security Agreement and the Collateral Documents.

(xx)          “Underlying Shares” means shares of Common Stock issued upon conversion of the Notes.

(yy)         “Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing: (a) the sum of the products obtained by multiplying (x) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by (y) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (b) the then outstanding principal amount of such Indebtedness.

2.             Interest; Terminal Value Payment; Ranking; Etc.

(a)           Interest.  The Company promises to pay interest on the Principal of this Note at an initial interest rate of 7% per annum, subject to increase pursuant to clauses (a)(ii) and (a)(iii) below of this Section 2 and to the Registration Rights Agreement (as defined below) as set forth in the penultimate paragraph of clause (a)(iv) of this Section 2 (such initial rate as it may be increased, the “Interest Rate”) from the Closing Date until repayment at Maturity, redemption or conversion as follows:

(i) In the case of interest accruing on or before March 31, 2009, in cash from the funds (“Escrow Funds”) deposited by the Company into the escrow account established pursuant to the Escrow Agreement, dated as of March 30, 2007 among the undersigned, the Company and The Bank of New York, as escrow agent (the “Escrow Agreement”) and, if such Escrow Funds are insufficient, in cash payable by the Company.

(ii) In the case of interest accruing after March 31, 2009, at the Company’s option, in cash or, so long as no default or Event of Default has occurred and is continuing, in additional Notes (such Notes, the “PIK Notes”), provided that (A) the principal amount of any such PIK Notes must be limited to the amount of interest whose payment is being satisfied by the issuance of such PIK Notes, (B) the form and terms of any such PIK Notes must be identical to those of this Note except with respect to the higher interest contemplated by this paragraph and (C) for the avoidance of doubt, the principal amount of any such PIK Notes will have the same Maturity, payable in cash, as this Note.  If issued, any PIK Notes shall be considered part of Principal for all purposes of this Note.  Should the Company elect to pay interest on this Note in PIK Notes, (x) the interest rate on such PIK Notes shall be equal to the then applicable Interest Rate plus 1.5 percentage points, (y) the Company may issue each holder of Notes a substitute Note in such amount that reflects the initial Principal plus such interest (and providing for such higher rate described in clause (x)) and the original Note surrendered in exchange for the substitute Note shall be cancelled, and (z) the Company shall provide 15 days prior written notice of its intention to pay interest in PIK Notes and to issue any substitute Notes.  Notwithstanding the foregoing (and without limiting any other payment obligations of the Company and without limiting any other remedies if there is any default or Event of Default), during the existence of any Event of Default the Company shall not have the option of paying interest by issuing PIK Notes.

(iii) In the event that a Qualified IPO does not occur by December 31, 2007, the initial interest rate will increase thereafter from 7% to 8.5% per annum.

(iv) The Company will pay interest on the Principal of this Note (whether in cash or by delivery of PIK Notes (to the extent permitted hereby)) semi-annually in arrears on September 30 and March 31 of each year (each an “Interest Payment Date”), commencing September 30, 2007 or if any such day is not a Business Day, on the next succeeding Business Day.  Interest on the Principal of this Note will accrue from the Closing Date.  To the extent substitute or additional Notes are issued (for whatever reason, including to reflect an increase in the Principal due to the issuance of PIK Notes, to exchange a new Note for the Principal Amount that was not converted following a partial conversion of Notes or otherwise), interest will accrue on the Principal of such substitute or additional Notes from the date of issuance of such Notes.  Interest on the Principal of this Note shall be computed (i) for any full semi-annual period for which a particular Interest Rate is applicable on the basis of a 360-day year of twelve 30-day months, (ii) for any period for which a particular Interest Rate is applicable shorter than a full semi-annual period for which interest is calculated, on the basis of a 30-day month, and (iii) for such periods of less than a month, the actual number of days elapsed over a 30-day month.

(v) If the Company shall default in the payment of the Principal of or interest on this Note within five Business Days of the date due, whether upon Maturity, by acceleration, or otherwise, including without limitation as a result of a bankruptcy case commenced by or against the Company in which it is the debtor, the Company shall on demand from time to time pay interest, to the extent permitted by law, on such defaulted amount up to (but not including) the date of actual payment (whether before or after judgment) at the rate per annum (computed on the basis of the actual number of days elapsed over a year of 360 days) equal to the Interest Rate, plus 2.0 percentage points. It is the intention of the Company and the holder of this Note

(“Holder”) to comply with applicable usury laws (now or hereafter enacted); accordingly, notwithstanding any provision to the contrary in this Note, and any other document executed in connection herewith, in no event shall this Note or any such other document require the payment or permit the collection of interest in excess of the maximum amount permitted by such laws. If for any circumstances whatsoever, fulfillment of any provision of this Note or of any such other document at the time performance of such provision shall be due, shall involve transcending the limit of validity prescribed by law for the collection or charging of interest, then, ipso facto, the obligation to be fulfilled shall be reduced to the limit of such validity, and if for any such circumstances the Holder shall ever receive anything of value as interest or deemed interest by applicable law under this Note or any such other document or otherwise an amount that would exceed the highest lawful rate, such amount that would be excessive interest shall be applied to the reduction of the Principal owing under this Note or on account of any other indebtedness of the Company to such Holder, and not to the payment of interest, or if such excessive interest exceeds the unpaid balance of principal of such indebtedness, such excess shall be refunded to the Company. In determining whether or not the interest paid or payable with respect to any indebtedness of the Company to the Holder, under any specific contingency, exceeds the highest lawful rate, the Company and such Holder shall, to the maximum extent permitted by applicable law, (i) characterize any non-principal payment as an expense, fee or premium rather than as interest, (ii) exclude voluntary prepayments and the effects thereof, (iii) amortize, prorate, allocate and spread the total amount of interest throughout the full term of such indebtedness so that the actual rate of such interest does not exceed the maximum amount permitted by applicable law, and/or (iv) allocate interest between portions of such indebtedness, to the end that no such portion shall bear interest at a rate greater than that permitted by applicable law.

In accordance with the terms of the Registration Rights Agreement dated as of March 30, 2007, among the Company and the Buyers named therein (the “Registration Rights Agreement”), from and after, and during the continuation of, a Registration Default (as defined in the Registration Rights Agreement), the Interest Rate borne by the Note shall, in addition to any other increases provided for above, be increased by (i) 0.5% per annum or (ii) if any Registration Default shall continue for more than 180 consecutive days, 1.0% per annum after such 180th day (all such amounts being collectively referred to as “Additional Payment Amounts”); provided that (a) in no event shall Additional Payment Amounts in respect of any Note accrue at a rate exceeding 1.0% per annum, and (b) the Additional Payment Amounts will cease to accrue upon the day on which the Registration Default has been cured, all as more fully specified in the Registration Rights Agreement.

For the avoidance of doubt, any increase in the Interest Rate pursuant to any single provision of this Section 2 shall be an independent basis for adjusting the then applicable Interest Rate pursuant to this Section 2.

(b)           Terminal Value Payment.  The terminal value of this Note that (i) will be due upon redemption or conversion, (ii) will be considered part of the Conversion Amount for purposes of determining the Conversion Rate or (iii) will be due upon Maturity or acceleration as part of the Principal Amount, in each case and as the case may be, as set forth in this Note (the “Terminal Value Payment”) will equal, at any date of determination, the amount equal to 7% per annum of the then applicable Principal from the Closing Date to the earlier of (x) the initial declaration of effectiveness of the Registration Statement (as defined in the Registration Rights Agreement) and (y) Maturity, provided that if the Registration Statement is declared effective, the accretion of the Terminal Value Payment will run, or will be deemed to run, only to the first Conversion Event, with the effect that any such accretion from that Conversion Event until that effective date will cease for all purposes of calculating the Terminal Value Payment.  In the event the Company redeems or repurchases Notes pursuant to Section 6 or Section 8 or a Holder converts Notes pursuant to Section 7 between the date of the Conversion Event and Maturity, if the Registration Statement has not yet been declared effective, then the Terminal Value Payment shall equal the accreted value up until such redemption, repurchase or conversion date, regardless of whether or not the Registration Statement is ever declared effective following such redemption, repurchase or conversion.

(c)           Ranking.  The Company’s obligations under this Note are secured under the terms of the Security Agreement (as defined in Section 10), however, upon the consummation of a Conversion Event, this Note shall become unsecured and will become effectively subordinated to all then existing and future secured indebtedness of the Company to the extent of the value of the collateral securing that indebtedness.

(d)           No Repurchases, Redemptions or Prepayments Other than in Sections 6 and 8.  The Company shall not be permitted to make any repurchases, redemptions or prepayments of this Note, except pursuant to Sections 6 and 8 herein, without consent of the Holder of this Note.

3.             Method of Payment.

The Principal and interest on the Notes will be payable in cash at the office or agency of the Company maintained for such purpose. Interest (including the Additional Payment Amounts and/or the Terminal Value Payment, if any) will be payable by wire transfer in immediately available funds to an account within the United States designated in writing by the Holder provided to the Registrar; provided, however, that the Company may elect to pay any and all interest accruing after March 31, 2009 through the issuance of PIK Notes to the extent permitted in Section 2 hereunder and subject to the terms of the Securities Purchase Agreement.

4.             Covenants.

For so long as any Notes remain outstanding, the Company and its Subsidiaries, as the case may be, agree to the following covenants:

(a)           Compliance Certificate.  (i) The Company shall furnish to the Holders, within 90 days after the end of each fiscal year and 45 days after each fiscal quarter, an Officer’s Certificate, signed by either the Company’s Chief Executive Officer or Chief Financial Officer, stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year (or fiscal quarter) has been made under the supervision of the signing Officer with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under the Notes, and further stating that, to his or her knowledge, the Company has kept, observed, performed and fulfilled each and every covenant contained in the Notes, except where such default has been cured, and is not in default in the performance or observance of any of the terms, provisions and conditions of the Notes (or, if a default or Event of Default shall have occurred, describing all such defaults or Events of Default of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto, except where such default has been cured) and that, to the best of his or her knowledge, no event has occurred and remains in existence by reason of which payments on the Notes is prohibited or if such event has occurred, a description of the event and what action the Company or such obligor is taking or proposes to take with respect thereto.

(ii) So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the year-end financial statements delivered pursuant to Section 4(k) shall be accompanied by a written statement of the Company’s independent public accountants (who shall be a firm of established national reputation) that in making the examination necessary for certification of such financial statements, nothing has come to their attention that would lead them to believe that the Company has violated any provisions of Section 4 hereof, or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

(iii) The Company shall, so long as any of the Notes are outstanding, deliver to the Holders, forthwith upon any Officer becoming aware of any Event of Default, an Officer’s Certificate specifying such Event of Default and what action the Company is taking or proposes to take with respect thereto.

(b)           Taxes.  The Company shall pay, and shall cause each of its Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith by appropriate proceedings and for which adequate reserves have been maintained.  The Company will timely prepare and file all tax related returns, reports and declarations that it is required to file.  All such returns shall be correct and complete in all material respects.

(c)           Corporate Existence.  Subject to Section 4(e) herein, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) its corporate existence, and the corporate, partnership or other existence of each of its Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company or any such Subsidiary and (ii) the rights (charter and statutory), licenses and franchises of the Company and its Subsidiaries; provided, however, that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Subsidiaries, if the Board of Directors of the Company or such Subsidiary shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders of the Notes and would not reasonably be expected to result in a Material Adverse Effect.

(d)           Insurance.  The Company shall, and shall cause each of its Subsidiaries to, maintain, with financially sound and reputable insurance companies, insurance in such amounts and against such risks as are customarily maintained by companies engaged in the same or similar businesses.

(e)           Merger or Sale; Disposition of Property.  (i) The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, consolidate or merge with or into another Person (whether or not the Company or such Subsidiary is the surviving corporation), or sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company and its Subsidiaries taken as a whole in one or more related transactions, to any other Person, unless (A) either the Company or such Subsidiary (which must be a domestic Subsidiary complying with Section 4(s)) is the surviving corporation or the Person formed by or surviving any such consolidation or merger (if other than the Company or such Subsidiary) or to which such sale, assignment, transfer, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia, (B) the Person formed by or surviving any such consolidation or merger (if other than the Company or such Subsidiary) or the Person to which such sale, assignment, transfer, conveyance or other disposition shall have been made (1) assumes in writing all the obligations of the Company and/or such Subsidiary under the Notes, the Registration Rights Agreement, the Securities Purchase Agreement and the Collateral Documents and (2) causes to be delivered to each Holder of any Notes an opinion of nationally recognized independent counsel, or other independent counsel reasonably satisfactory to the Holder, to the effect that all agreements or instruments effecting such assumption are enforceable in accordance with their terms and comply with the terms hereof, provided, however, that should all the Notes be repurchased pursuant to Section 8 herein in connection with such merger or sale, then such opinion shall not be required, and (C) immediately after such transaction, no default or Event of Default exists. In addition, the Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, lease all or substantially all of the properties or assets, of the Company and its Subsidiaries taken as a whole, in one or more related transactions, to any other Person.

The foregoing paragraph in this Section 4(e) shall not apply to (x) a merger of the Company with an Affiliate with no material assets, liabilities or operations solely for the purpose of reincorporating the Company in another jurisdiction in the United States of America; or (y) any consolidation or merger, or any sale, assignment, transfer, conveyance, lease or other disposition of assets between or among the Company and its wholly-owned Subsidiaries; provided, however, that such consolidation or merger shall comply with subclauses (A) and (B) in the foregoing paragraph.

(ii) The Company will not, and will not permit any of its Subsidiaries to, sell, transfer, convey or lease all or any substantial part of its assets, except for (i) the sale of inventory in the ordinary course of business, (ii) dispositions of used, worn-out or surplus equipment in the ordinary course of business and (iii) asset dispositions not covered by (i) or (ii) in this Section 4(e)(ii) to the extent that the aggregate fair market value of all such assets sold by the Company and its Subsidiaries does not exceed $250,000 in any fiscal year.

(iii) Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of the Company or any of its Subsidiaries permitted by Section 4(e) hereof, the successor corporation formed by such consolidation or into or with which the Company or such Subsidiary is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, lease, conveyance or other disposition, the provisions of this Note referring to the “Company,” or to a

“Subsidiary” shall refer instead to the successor corporation and not to the Company or such Subsidiary, as the case may be), may exercise every right and power of the Company or such Subsidiary under this Note with the same effect as if such successor Person had been named as the Company or a Subsidiary herein and shall be bound by every obligation and liability of the Company or such Subsidiary under this Note, the Registration Rights Agreement and the Collateral Documents; provided, however, that the predecessor Person shall not be relieved from the obligation to pay the Principal of and interest on the Notes, except in the case of a sale of all or substantially all assets that meets the requirements of Section 4(e) hereof and as to which the Holders have reasonably determined such relief would not have an adverse effect on their rights and interests.

(f)            Reservation of Shares.  The Company shall take all action necessary to at all times have authorized, and reserved for the purpose of issuance, no less than 56,000,000 shares of Common Stock, or, following a Qualified IPO or a Qualified Sale, such greater number of shares of Common Stock, as are issuable initially upon conversion of the Notes.

(g)           Incurrence of Indebtedness; Subsidiary Capital Stock.

(i) Neither the Company nor any Subsidiary shall, directly or indirectly, contingently or otherwise, create, incur, assume, become or be liable in any manner in respect of, or suffer to exist, any Indebtedness, except (a) Indebtedness in existence on the date hereof, as shown on Schedule 3(l) to the Securities Purchase Agreement, including the Notes (and any PIK Notes), and any extensions, renewals, or replacements thereof, and additional Indebtedness incurred by the Company for borrowed money, not to exceed: (I) $2,000,000 prior to a Qualified IPO and (II) $4,000,000 following a Qualified IPO, provided that, in connection with clause (II) only, the Company has Consolidated Cash Flow of at least $1,000,000 for the Trailing Twelve Month Reference Period; (b) Contingent Obligations in existence on the date hereof, as shown on Schedule 3(l) to the Securities Purchase Agreement; (c) Indebtedness incurred by the Company to finance the acquisition of fixed or capital assets (whether pursuant to a loan, capital lease obligation or otherwise) in an aggregate principal amount not to exceed at any time outstanding (provided that such Indebtedness is incurred simultaneously with such acquisition) (I) $2,000,000 prior to a Qualified IPO and (II) $4,000,000 following a Qualified IPO, provided that, in connection with clause (II) only, the Company has Consolidated Cash Flow of at least $1,000,000 for the Trailing Twelve Month Reference Period; and (d) Indebtedness incurred in issuing PIK Notes (collectively (a) through (d) shall be referred to as the “Permitted Indebtedness”); and

(ii) the Company shall not permit any of its Subsidiaries to issue any shares of Capital Stock.

(h)           Restricted Payments.  The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly: (i) declare or pay any dividend or make any other payment or distribution on account of its Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Company or any Subsidiary of the Company not permitted by Section 4(e) above) or to the direct or indirect holders of its Equity Interests in their capacity as such, other than dividends or distributions payable (a) in Equity Interests (other than Disqualified Stock) of the Company, (b) to the Company or any Subsidiary

of the Company, or (c) in the case of dividends or distributions payable by any Subsidiary of the Company, pro rata to the holders of such Subsidiary’s Equity Interests; (ii) purchase, redeem or otherwise acquire or retire for value (including without limitation, in connection with any merger or consolidation involving the Company not permitted by Section 4(e) above) any Equity Interests of the Company; (iii) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness of the Company or any of its Subsidiaries that is contractually subordinated to the Notes (excluding any intercompany Indebtedness between or among the Company and any of its Subsidiaries), except a payment of interest or principal at the maturity of such Indebtedness; or (iv) make any Restricted Investment (all such payments and other actions set forth in clauses (i) through (iv) above being collectively referred to as “Restricted Payments”), except as provided in the following paragraph.

So long as no default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof, no provision of this Note shall prohibit (i) the making of any Restricted Payment in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Subsidiary of the Company) of, Equity Interests of the Company (other than Disqualified Stock) or from the substantially concurrent contribution of common equity capital to the Company; (ii) the redemption, repurchase, defeasance or other acquisition or retirement for value of Indebtedness of the Company or its Subsidiaries that is contractually subordinated to the Notes with the net cash proceeds from a substantially concurrent incurrence of Permitted Refinancing Indebtedness; (iii) the repurchase of Equity Interests of the Company deemed to occur upon the exercise of stock options to the extent such Equity Interests represent a portion of the exercise price of those stock options; and (iv) the purchase, redemption, other acquisition or retirement for value of Equity Interests of the Company from employees or directors of or consultants to the Company upon termination of their status as such pursuant to an agreement containing vesting and/or repurchase provisions approved by a majority of the Board, provided that payments pursuant to this clause (iv) shall not exceed, in the aggregate, (I) $250,000 prior to the consummation of a Qualified IPO and (II) $500,000 following the consummation of a Qualified IPO.

The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of such Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Company or such Subsidiary, as the case may be, pursuant to the Restricted Payment. The fair market value of any non-cash Restricted Payment shall be determined by the Board whose resolution with respect thereto shall be delivered to the Holders, such determination to be based upon an opinion or appraisal issued by an accounting, appraisal or investment banking firm of national standing if such fair market value exceeds $5,000,000.

Promptly following the making of a permitted Restricted Payment, the Company shall provide notice of such payment to the Holders, which notice shall include the amount of such payment, the provision of this Note which permits such payment, and, if the Board relied upon an opinion or appraisal in determining the fair market value of any non-cash Restricted Payment, a copy of such opinion or appraisal.

(i)            Limitation on Liens.

(i) Prior to the consummation of a Conversion Event, the Company will not, and shall not permit any of its Subsidiaries (whether nor or hereafter existing) to, create or permit to exist any Lien on any of its real or personal properties, assets or rights of whatsoever nature (whether now owned or hereafter acquired) except for Permitted Liens.

(ii) Only upon and after the consummation of a Conversion Event, the Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, create, incur or suffer to exist any Liens (other than Permitted Liens) upon any of its property or assets (including Capital Stock of Subsidiaries), either owned on the date hereof or acquired thereafter, which Lien is securing any Permitted Indebtedness, unless contemporaneously with the incurrence of such Liens effective provision is made to secure the Indebtedness due under this Note, or, in respect of any Liens on any Subsidiary’s property or assets, equally and ratably with (or senior in priority to in the case of Liens with respect to Subordinated Obligations) the Permitted Indebtedness secured by such Lien for so long as such Permitted Indebtedness is so secured.

(j)            Collateral Transfers to Subsidiaries.

(i) The Company will not transfer any portion of the Collateral to any of its foreign Subsidiaries (whether now or hereafter existing) other than transfers of products for the purpose of sales in the ordinary course of business and consistent with past practices.

(ii) The Company will not transfer any portion of the Collateral to any of its domestic Subsidiaries (whether now or hereafter existing) unless and until such Subsidiary is a direct or indirect wholly-owned domestic Subsidiary which has signed a guaranty of the Notes in customary form and a security agreement in substantially similar form to the Security Agreement, and other Collateral Documents, each in favor of the Holders, in forms satisfactory to a majority of the Holders, and the Holders shall have received an opinion of counsel to the Company and such Subsidiary in customary form and substance.

(k)           Reporting Requirements.

(i) Beginning at such time as the Company shall have shares of its capital stock trading on a U.S. national securities exchange and until the date on which none of the Notes is outstanding (the “Reporting Period”), the Company shall timely file all reports required to be filed with the SEC pursuant to the Exchange Act, and the Company shall not terminate its status as an issuer required to file reports under the Exchange Act even if the Exchange Act or the rules and regulations thereunder would no longer require such status or otherwise would permit such termination, and the Company shall take all actions necessary to maintain its eligibility to register the Underlying Shares for resale by the Holders.

(ii) Beginning at such time as the Company shall have shares of its capital stock trading on a U.S. national securities exchange, the Company agrees to send the following to each Holder during the Reporting Period unless the following are available to the public through the EDGAR system, (A) within one Business Day after the filing thereof with the SEC, a copy of its Annual Reports and Quarterly Reports on Form 10-K, 10-KSB, 10-Q or 10-QSB, any interim reports or any consolidated balance sheets, income statements, stockholders’ equity statements and/or cash flow statements for any period other than annual, any Current Reports on Form 8-K and any registration statements (other than on Form S-8) or amendments filed pursuant to the Securities Act and (B) copies of any notices and other information made available or given to the securityholders of the Company generally, contemporaneously with the making available or giving thereof to the securityholders.

(l)            Financial Statements.  Until the consummation of a Qualified IPO, the Company will furnish the following reports to the Holders:

(i)            As soon as practicable after the end of each fiscal year of the Company, and in any event within 120 days thereafter, a consolidated balance sheet of the Company and its Subsidiaries, if any, as at the end of such fiscal year, and consolidated statements of income and cash flows of the Company and its Subsidiaries, if any, for such year, prepared in accordance with GAAP consistently applied, all in reasonable detail and audited by an independent public accountant of recognized national standing selected by the Board.

(ii)           As soon as practicable after the end of each fiscal quarter but in any event within 30 days after the end of such fiscal quarter, a consolidated balance sheet of the Company and its Subsidiaries, if any, as at the end of such fiscal quarter, and consolidated statements of income and cash flows of the Company and its Subsidiaries, if any, for such fiscal quarter, prepared in accordance with GAAP consistently applied, all in reasonable detail and certified by the principal financial or accounting officer of the Company.

(iii)          Concurrently with the delivery to any security holder or lender of or to the Company, any financial information of the Company and its Subsidiaries (including budgets or monthly financial statements), other than the type described in subclauses (i) and (ii) above, in the same form as so delivered to such other securityholder or lender.

(m)          Access Rights.  Prior to the consummation of a Qualified IPO, the Holder will have reasonable access, during normal business hours, (i) to the facilities, records and personnel (including outside accountants) of the Company and its Subsidiaries and (ii) to the executive officers and senior management of the Company and its Subsidiaries, in each case to the extent that the same reasonably relates to the Holder’s interest in the Company, subject to reasonable prior written notice (which during the continuance of an Event of Default, need not be longer than one Business Day) delivered to the Company and subject to execution by the Holder, at the Company’s request, of a confidentiality and nondisclosure agreement in the form reasonably agreed to by the Company. The Company shall be entitled to designate one or more representatives of the Company to be present during all such periods of access.

(n)           Transactions with Affiliates.  Except for transactions contemplated by the Transaction Documents or transactions approved by disinterested members of the Board that are on terms and conditions no less favorable to the Company or the Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Subsidiary with an unrelated Person, neither the Company nor any Subsidiary shall enter into any transaction with any director, officer, employee or holder of more than five percent of the outstanding capital stock of any class or series of capital stock of the Company or any subsidiary, member of the family of any such person, or any corporation, partnership, trust or other entity in which any such person, or member of the family of any such person, is a director, officer, trustee, partner or holder of more than five percent of the outstanding capital stock thereof.

(o)           Dividend and Other Payment Restrictions Affecting Subsidiaries.  The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create or otherwise permit, cause or suffer to exist or become effective any consensual encumbrance or restriction on the ability of any Subsidiary to (a)(i) pay dividends or make any other distributions on its Capital Stock to the Company or any of its Subsidiaries or with respect to any other interest or participation in, or measured by, its profits or (ii) pay any indebtedness owed to the Company or any of its Subsidiaries, (b) make loans or advances to the Company or any of its Subsidiaries or (c) sell, lease or transfer any of its properties or assets to the Company or any of its Subsidiaries, except for such encumbrances or restrictions existing under or by reason of (i) the Notes; (ii) applicable law rule, regulation or order; (iii) customary non-assignment provisions in contracts and licenses entered into in the ordinary course of business; (iv) any agreement for the sale or other disposition of a Subsidiary that restricts distributions by that Subsidiary pending the sale or other disposition; (v) Permitted Liens that limit the right of the debtor to dispose of the assets subject to such Liens; (vii) provisions limiting the disposition or distribution of assets or property in joint venture agreements, asset sale agreements, saleleaseback agreements, stock sale agreements and other similar agreements entered into with the approval of the Board, which limitation is applicable only to the assets that are the subject of such agreements; and (viii) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business.

(p)           Notice of Known Events of Default.  The Company shall furnish to the Holders a notice of the occurrence of an Event of Default, and what action the Company is taking or proposes to take with respect thereto, promptly after such Event of Default becomes known to an Officer.

(q)           Pari Passu and Pro Rata Treatment of Holders.  The Company acknowledges that this Note is one of an issue of 7% Convertible Senior Secured Notes Due 2010 issued by the Company pursuant to the Securities Purchase Agreement on the Closing Date (this Note collectively with such other notes and any PIK Notes, the “Notes”).  Each Note ranks equally and ratably with the other Notes without priority over one another.  No payment shall be made hereunder unless payment is made with respect to the other Notes in an amount which bears the same ratio to the then unpaid Principal and accrued and unpaid interest on such other Notes as the payment made hereon bears to the then unpaid Principal and accrued and unpaid interest under this Note.  Nothing contained herein shall be interpreted or construed to limit the obligation of the Company, which is absolute, to make payment in full of all amounts due under the Notes.

(r)            Noncircumvention.  The Company hereby covenants and agrees that the Company will not, by amendment of its Certificate of Incorporation, Bylaws or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Note, and will at all times in good faith carry out all of the provisions of this Note and take all action as may be required to protect the rights of the Holder of this Note.

(s)           Restrictions on Acquisitions; Creation of Subsidiaries.  Prior to the consummation of a Qualified IPO, the Company shall not, and shall not permit any of its Subsidiaries to, (i) make any investment, or acquire the capital shares, assets or business of, any Person, whether in a single transaction or a series of related transactions, for a purchase price in excess of $5,000,000, or (ii) make or permit to exist any Investments in any other Person except contributions by the Company to the capital of any wholly-owned Subsidiary, or by any Subsidiary to the capital of any wholly owned Subsidiary, so long as the recipient of any such capital contribution has executed and delivered a guaranty and a security agreement, each in favor of the Holders in a form satisfactory to a majority of the Holders and the Holders shall have received an opinion of counsel to the Company and such Subsidiary in customary form and substance; or (iii) create, form or permit to exist any Subsidiary other than wholly-owned Subsidiaries or non-wholly owned foreign subsidiaries which have director nominee shareholders or other shareholders to satisfy foreign law requirements.

(t)            Use of Proceeds.  The Company shall use the net proceeds from the sale of the Notes for working capital purposes, including to fund further development of the Company as consistent with the Company’s stated business plan, for general and reasonable corporate expenses, and to provide the Escrow Funds.

(u)           Line of Business.  Except as otherwise approved by the Board, the Company shall not, and shall not permit any of its Subsidiaries to, make any material change to the nature of the Company’s business as reflected in the Company’s operating plan.

(v)           Compliance with Laws.  The Company shall, and shall cause each of its Subsidiaries to, materially comply with all applicable Laws and obtain or maintain all material permits, franchises and other governmental authorizations and approvals necessary for the ownership, acquisition and disposition of their respective properties and the conduct of their respective businesses.  Without limiting the generality of the foregoing, the Company shall not nor permit any of its Subsidiaries to (a) violate any Anti-Terrorism Law or engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law or (b) conduct any business or engage in making or receiving any contribution of funds, goods or services to or for the benefit of any Sanctioned Person or Sanctioned Country, maintain any of its assets in a Sanctioned Country or derive any of its operating income from investments in or transactions with a Sanctioned Person.

(w)          Maintenance of Properties. The Company shall, and shall cause each of its Subsidiaries to:  (a) maintain its properties in good repair, working order and condition, ordinary wear and tear excepted; and (b) make all appropriate and proper repairs, renewals, replacements, additions and improvements thereto, ordinary wear and tear excepted; and (c) keep all systems and equipment that may now or in the future be subject to compliance with any material standards or rules imposed by any applicable governmental authority in compliance in all material respects with such standards or rules.  The Company shall, and shall cause each of its Subsidiaries to, take all steps necessary to prosecute, maintain, preserve, defend and protect, and, when necessary, renew:  (i) all franchises, licenses, and permits, necessary to the conduct of its business, (ii) all patent applications, patents, trademarks, service marks, trade dress, domain names, trade names, trade secrets, copyrights and other Intellectual Property Rights (as such term is defined in the Securities Purchase Agreement) owned or licensed by any of them, including but not limited to the payment of all necessary maintenance fees and the filing of all statutory declarations, and (iii) all agreements to which any of them are parties that are necessary or useful to conduct the Company’s or the applicable Subsidiary’s business, except in the case of clauses (i), (ii) or (iii) to the extent that the Company has determined in its reasonable judgment that such property is no longer useful in or material to its business and that it is in its best business interest to terminate the same.

(x)            Maintenance of Records; Fiscal Year. The Company shall, and shall cause each of its Subsidiaries to, keep at all times books of record and account in which full, true and correct entries shall be made of all dealings or transactions in relation to its business and affairs.  The Company shall, and shall cause each of its Subsidiaries to, keep its books of account and financial statements in accordance with GAAP and to report on the basis of a fiscal year ending December 31.

(y)           Compliance with Federal Reserve Regulations.  No proceeds of the proceeds of this Note shall be used, in whole or in part, by the Company, any of its Subsidiaries or other Person, directly or indirectly, to purchase or carry, or to reduce or retire or refinance any credit incurred to purchase or carry, any “margin security” or “margin stock,” or to extend credit to others for the purpose of purchasing or carrying any “margin security” or “margin stock.”  Neither the Company nor any of its Subsidiaries shall, directly or indirectly, otherwise take or permit to be taken any action which would result in the Notes or the carrying out of any of the other transactions contemplated by this Note being violative of Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of the Board of Governors of the Federal Reserve System.  If requested by the Holder, the Company shall complete and sign Part I of a copy of the Federal Reserve Form U-1 referred to in Regulation U of the Board of Governors of the Federal Reserve System and deliver such copy to such Holder.

(z)            Further Assurances.  The Company and its Subsidiaries shall execute and deliver any and all such further documents and take any and all such other actions as may be reasonably necessary or appropriate to carry out the intent and purposes of this Note and to consummate the transactions contemplated herein.

5.             Registrar.

The Company shall maintain an office or agency where this Note may be presented for redemption or conversion (the “Registrar”).  Initially, the Company will act as Registrar. The Company may change the Registrar with notice to all Holders.

6.             Redemption at the Option of the Company.

Beginning on the date that is 180 days following the closing of a Qualified IPO, the Company may, at its option, redeem this Note (and the other Notes issued as of the date hereof) in whole at any time or in part from time to time, upon 15 days prior written notice to the Holder (the “Redemption Notice”), at a redemption price (the “Redemption Price”), payable in cash, equal to the Principal Amount plus any interest (including Additional Payment Amounts, if any)

accrued and unpaid to, but excluding, the date of the redemption (the “Redemption Date”), subject to the satisfaction of the following conditions precedent:

(a)           the declaration of effectiveness of a registration statement filed with the Securities and Exchange Commission (the “Commission”) for the resale of the Underlying Shares;

(b)           the average of the high and low sale price of the Common Stock, as reported on the principal securities exchange on which the Common Stock is listed on each of any 20 trading days during any period of 30 consecutive trading days ending within 45 days prior to the Redemption Date (so long as, during the entire 30 trading day period, the aforementioned registration statement has been effective and there has been no suspension of trading of the Common Stock), having been equal to or greater than 140% of the initial public offering price in the Qualified IPO (in each case, with prices adjusted for stock splits, reverse splits, stock dividends, share combination and other antidilution events, in each event, in the manner contemplated by Section 9); and

(c)           no more than $12,500,000 of outstanding Notes may be redeemed pursuant to this provision in any period of 30 consecutive trading days; and

(d)           any such redemption shall be effected on a pro rata basis with respect to all then outstanding Notes (including PIK Notes).

The Redemption Notice shall set forth (i) the intended Redemption Date; (ii) the Redemption Price computed as of the Redemption Date; (iii) a statement that on the Redemption Date the Redemption Price will become due and payable upon each such Note to be redeemed, and that interest (including Additional Payment Amounts, if any) and the Terminal Value Payment applicable thereto thereon shall cease to accrue on and after such date; (iv) the Conversion Price, the date on which the right to convert the Principal Amount of the Notes to be redeemed will terminate (which may not be more than 5 days preceding the Redemption Date), and the places where such Notes may be surrendered for conversion; and (v) the place or places where such Notes are to be surrendered for payment of the Redemption Price and accrued and unpaid interest, if any, payable thereon.  Upon receipt of the Redemption Notice, the Holder will be entitled to convert the portion of the Note to be redeemed up to the fifth day preceding the Redemption Date established in the Redemption Notice.

On and after the Redemption Date, interest will cease to accrue on Notes or portions of Notes called for redemption, unless the Company defaults in the payment of the Redemption Price.

The Redemption Notice will be delivered by the Company to the Holders in the manner provided in Section 8(f) the Securities Purchase Agreement.

Any Notes repurchased or redeemed by the Company or any Subsidiary as permitted hereunder shall be cancelled with no further rights under such Notes.

7.             Conversion Rights.

If a Qualified IPO or a Qualified Sale (each, a “Conversion Event”) occurs, then the Holder will be entitled, at such Holder’s option,

(i)            at any time and from time to time thereafter, until the close of business on the Business Day immediately preceding Maturity, to convert the outstanding Principal Amount plus accrued and unpaid interest on the Note, or any portion thereof, which is an integral multiple of $1,000 (such amount, the “Conversion Amount”), into duly authorized, fully paid and nonassessable shares of Common Stock, or

(ii)           at any time and from time to time after written notice to the Holder of a Qualified Sale pursuant to Section 8(a)(i) herein, until the earlier of the close of business on the Business Day immediately preceding Maturity or 5 days prior to the consummation of the Qualified Sale, to convert the Conversion Amount into the right to receive the consideration to be received by a holder of Common Stock in the Qualified Sale, pursuant to the same terms of the Qualified Sale transaction as are applicable to the Company’s holders of Common Stock, in the case of each of clauses (i) and (ii) above, at the conversion rate (the “Conversion Rate”) equal to the quotient obtained by dividing (x) the Conversion Amount by (y) the Conversion Price.

                The “Conversion Price” shall be the lesser of the following:

(i)(A)      if the first Conversion Event to occur shall be a Qualified IPO, an amount equal to the initial public offering price per share of the Common Stock in such Qualified IPO, less the percentage discount set forth in the following schedule multiplied by such initial public offering price per share (as adjusted for stock splits, reverse splits, stock dividends, share combinations and other antidilution events, in each event, in the manner contemplated by Section 9), or (B) if the first Conversion Event to occur shall be a Qualified Sale, an amount equal to the Qualified Sale Price per share less the percentage discount set forth in the following schedule multiplied by such Qualified Sale Price per share (as adjusted for stock splits, reverse splits, stock dividends, share combinations and other antidilution events, in each event, in the manner contemplated by Section 9):

(I)                                    6% if the Conversion Event occurs 180 days or less after the Closing Date;

(II)                                9% if the Conversion Event occurs more than 180 days but less than or at 360 days after the Closing Date;

(III)                            12% if the Conversion Event occurs more than 360 days but less than or at 540 days after the Closing Date; or

(IV)                            16% if the Conversion Event occurs more than 540 days after the Closing Date,

it being understood that, in no event, shall the percentage discount under this clause (i) exceed 16%, or

(ii)           $1.565 per share (which represents the quotient obtained by dividing $375,000,000 by 239,609,044, which represents the number of outstanding shares of Common Stock on the Closing Date on a fully diluted basis) to be adjusted appropriately for any recapitalizations, stock combinations, stock dividends, stock splits and other antidilution events, in each event, in the manner contemplated by Section 9 (such price per share, the “Maximum Conversion Price”).

In no event, shall the Conversion Price be greater than the Maximum Conversion Price.

Following, but not prior to, the consummation of a Conversion Event, the Conversion Price will be subject to adjustment in accordance with Section 9.

If no Conversion Event occurs before the Maturity of the Note, the Note shall not be convertible into shares of Common Stock.

To exercise the conversion right, the Holder must surrender the original Note duly endorsed or assigned to the Company or in blank, at the office of the Company, accompanied by a duly signed conversion notice to the Company, in the form attached hereto as Exhibit A.  The Holder may specify in the conversion notice a condition to its conversion request that the conversion of this Note is conditioned upon the consummation of the Qualified Sale.

No fractional shares of Common Stock will be issued upon conversion of any Notes. Instead of any fractional share of Common Stock which would otherwise be issued upon conversion of such Notes, the Company shall pay to the Holder cash in an amount equal to the balance of the Principal Amount and interest due under the Note and tendered for conversion that was not so converted by reason of this sentence.

The Company understands that a delay in the delivery of the certificates representing the Underlying Shares upon conversion of the Notes could result in economic loss to the Holder.  As compensation to the Holder for such late delivery of Underlying Shares upon conversion of this Note the amount of $50 per Business Day after the fifth Business Day after the Holder has properly converted this Note for each $10,000 of Common Stock (measured by the relevant Conversion Price as of the date the Holder has properly converted the Note and prorated for amounts other than $10,000), and continuing until the date on which the certificate representing such Underlying Shares is delivered to the Holder (or its designee) or the obligation to deliver such certificate is terminated as set forth below.  The Company shall pay any payments incurred under this paragraph in immediately available funds upon demand.

In addition, if, on or after the third Business Day after the Holder has properly requested the conversion of this Note (i) the certificate for such Underlying Shares has not been delivered by the Company to the Holder and (ii) the Holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of shares of Common Stock issuable upon such conversion that the Holder anticipated receiving from the Company (a “Buy-In”), then the Company shall, within three (3) Business Days after the Holder’s written request (which request shall include evidence of the purchase and a breakdown of the purchase price), pay cash to the Holder in an amount equal to the Holder’s total purchase price (including brokerage commissions and other out-of-pocket expenses, if any) for the shares of Common Stock so purchased (the “Buy-In Price”), at which point the Company’s obligation to deliver such certificate (and to issue such shares of Common Stock) shall terminate.

If a Holder converts a Note, the Company shall pay any documentary, stamp, or similar issue or transfer tax due on the issue of shares of Common Stock upon such conversion.  However, the Holder shall pay any such tax which is due because the Holder requests the securities to be issued in a name other than the Holder’s name.  Nothing herein shall preclude any tax withholding required by law or regulation.

Upon the effectiveness of a registration statement covering all of the Underlying Shares or the date upon which such Underlying Shares may be sold pursuant to Rule 144 under the Securities Act, the Company shall remove (or shall cause its transfer agent or registrar to remove) the restrictive legend on any shares of Common Stock issued upon conversion of Notes promptly after the written request of the Holder of such Underlying Shares and tender of the original Note to the Company.  On the date when Notes may be sold without registration under the Securities Act pursuant to Rule 144(k) or otherwise, the Company shall remove (or shall cause its transfer agent or registrar to remove) the restrictive legend on this Note at the written request of the Holder.

8.             Qualified Sale Offer to Purchase; Other Changes of Control.

(a)           (i) The Company will not, and will not permit its Subsidiaries to (except in connection with mergers of any Subsidiary with and into the Company), enter into a Qualified Sale unless the acquiring, surviving or successor entity has agreed in writing to make an offer to purchase this Note (and all other Notes) within 30 days after the closing of the Qualified Sale at a price equal to the Principal Amount plus accrued and unpaid interest (including any Additional Payment Amounts, if any) to but excluding the date of purchase and the Holder’s pro rata portion of any undistributed Escrow Funds not yet applied to the payment of interest on the Notes (collectively, the “Qualified Sale Redemption Price”).  The Company shall provide Holders written notice of a Qualified Sale, including the proposed terms thereof, 20 days prior to the proposed consummation of such Qualified Sale.

(ii) A Holder of the Note may, in connection with a Qualified Sale, convert all or a portion of such Note as set forth in Section 7 herein, up to 5 days prior to the consummation of any such Qualified Sale, and may also (A) receive the Qualified Sale Redemption Price on any Note (or portion thereof) not converted on or before the date of purchase, or (B) retain any portion of the Note not converted until its Maturity. In the event of a Qualified Sale following a Qualified IPO, a Holder of the Note may convert all or a portion of the Note at the applicable Conversion Price, in which event such Holder may be entitled to any merger or similar consideration payable to holders of Common Stock pursuant to the terms of the Qualified Sale (presuming such Holder follows the requirements to be eligible to receive that consideration pursuant to the terms of the Qualified Sale) or to continue to hold the unconverted Note, which will become an obligation of the acquiring, surviving or successor entity upon the effectiveness of the Qualified Sale.

(iii) The Company, or the acquiring or surviving entity, as the case may be, shall provide a written notice within five Business Days of the close of the Qualified Sale setting forth the terms and conditions of the offer to purchase the Notes.

(b)           The Company will not, and will not permit its Subsidiaries to (except in connection with mergers of any Subsidiary with and into the Company), enter into, or permit to occur, a Change of Control transaction prior to a Qualified IPO that does not satisfy the conditions in clause (ii) of the definition of “Qualified Sale,” unless the acquiring, surviving or successor entity agrees in writing to make an offer to purchase the Note (and all other Notes), such purchase to be effected and consummated simultaneously with the closing of such transaction at a price equal to the Principal Amount plus (i) accrued and unpaid interest up to but excluding the date of purchase and (ii) the Holder’s pro rata portion of any undistributed Escrow Funds not yet applied to the payment of interest on the Notes, computed as of the business day preceding the date of purchase.  The Company and the acquiring or surviving entity shall provide Holders a written notice, 15 days prior to the proposed consummation of such Change of Control transaction, setting forth the terms and conditions of the offer to purchase the Notes pursuant to this Section.

9.             Conversion Price Adjustment.

Following the consummation of a Conversion Event, the Conversion Price shall be adjusted from time to time by the Company as follows:

(a)           In case the Company shall (i) pay a dividend on its Common Stock in shares of Common Stock, (ii) make a distribution on its Common Stock in shares of Common Stock, (iii) subdivide its outstanding Common Stock into a greater number of shares, or (iv) combine its outstanding Common Stock into a smaller number of shares, the Conversion Price in effect immediately prior thereto shall be adjusted so that the Holder of any Note thereafter surrendered for conversion shall be entitled to receive that number of shares of Common Stock which it would have owned had such Note been converted immediately prior to the happening of such event. An adjustment made pursuant to this subsection 9(a) shall become effective immediately after the record date in the case of a dividend or distribution and shall become effective immediately after the effective date in the case of subdivision or combination.

(b)           In case the Company shall distribute rights, options or warrants to all or substantially all holders of its Common Stock entitling them (for a period of not more than 60 days after such issuance) to subscribe for or purchase shares of Common Stock (or securities convertible into or exercisable or exchangeable for Common Stock) at a price per share (or having a conversion, exercise or exchange price per share) less than the Current Market Price per share of Common Stock (as determined on the record date for the determination of stockholders entitled to receive such rights, options or warrants (or if no record date is fixed, the Business Day immediately prior to the date of announcement of such issuance)) (treating the conversion, exercise or exchange price per share of the securities convertible into or exercisable or exchangeable for Common Stock as equal to (x) the sum of (i) the price for a unit of the security convertible into or exercisable or exchangeable for Common Stock and (ii) any additional consideration initially payable upon the conversion of such security into or exercise or exchange of such security for Common Stock divided by (y) the number of shares of Common Stock initially underlying such security), the Conversion Price in effect immediately prior thereto shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to such record date by a fraction of which:

(i)            the numerator shall be the number of shares of Common Stock outstanding on the close of business on such record date (or if no record date is fixed, the date immediately prior to the date of announcement of such issuance), plus the number of shares which the aggregate offering price of the total number of shares of Common Stock so offered (or the aggregate conversion, exercise or exchange price of the securities so offered, which shall be determined by multiplying the number of shares of Common Stock issuable upon conversion, exercise or exchange of such securities by the applicable conversion, exercise or exchange price per share of Common Stock pursuant to the terms of such securities) would purchase at the Current Market Price per share of Common Stock on such record date; and

(ii)           the denominator shall be the number of shares of Common Stock outstanding on the close of business on such record date with respect to such distribution (or if no record date is fixed, the date immediately prior to the date of announcement of such issuance), plus the number of additional shares of Common Stock offered (or into which the securities so offered are convertible, exchangeable or exercisable).

                Such adjustment shall be made successively whenever any such rights, options or warrants are issued, and shall become effective immediately after such record date. If at the end of the period during which such rights, options or warrants are exercisable not all rights, option or warrants shall have been exercised, the adjusted Conversion Price shall be immediately readjusted to what it would have been based upon the number of additional shares of Common Stock actually issued (or the number of shares of Common Stock issuable upon conversion of convertible securities actually issued).

(c)           (i) In case the Company shall distribute to all or substantially all holders of its Common Stock any shares of capital stock of the Company (other than Common Stock), evidences of indebtedness or other non-cash assets (including securities of any person other than the Company but excluding (A) dividends or distributions paid exclusively in cash or (B) dividends or distributions referred to in subsection 9(a) hereof, shall distribute to all or substantially all holders of its Common Stock rights or warrants to subscribe for or purchase any of its securities (excluding those rights and warrants referred to in subsection 9(b) hereof and also excluding the distribution of rights to all holders of Common Stock pursuant to a Rights Plan (as defined below) adopted before the date of this Note), then in each such case the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the current Conversion Price by a fraction of which:

(A)          the numerator shall be Current Market Price per share of the Common Stock on the record date mentioned below less the fair market value on such record date (as determined by the Board, whose determination shall be conclusive evidence of such fair market value and which shall be evidenced by an Officer’s Certificate delivered to the Holders) of the portion of the capital stock, evidences of indebtedness or other non-cash assets so distributed or of such rights, options or warrants applicable to one share of Common Stock (determined on the basis of the number of shares of Common Stock outstanding on the record date); and

(B)           the denominator shall be the Current Market Price per share of the Common Stock on such record date.

                Such adjustment shall be made successively whenever any such distribution is made and shall become effective immediately after the record date for the determination of stockholders entitled to receive such distribution.

(ii) In the event the then fair market value (as so determined) of the portion of the capital stock, evidences of indebtedness or other non-cash assets so distributed or of such rights or warrants applicable to one share of Common Stock is equal to or greater than the Current Market Price per share of the Common Stock on such record date, in lieu of the foregoing adjustment, adequate provision shall be made prior to the time the foregoing adjustment could otherwise be made in a writing delivered to the Holders so that each Holder of a Note shall have the right to receive upon conversion the amount of capital stock, evidences of indebtedness or other non-cash assets so distributed or of such rights or warrants such Holder would have received had such holder converted each Note on such record date. In the event that such dividend or distribution is not so paid or made, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such dividend or distribution had not been declared. If the Board determines the fair market value of any distribution for purposes of this subsection 9(c) by reference to the actual or when issued trading market for any securities, it must in doing so consider the prices in such market over the same period used in computing the Current Market Price of the Common Stock.

                Notwithstanding the foregoing, if the securities distributed by the Company to all or substantially all holders of its Common Stock consist of capital stock of, or similar equity interests in, a Subsidiary or other business unit, the Conversion Price shall be decreased so that the same shall be equal to the price determined by multiplying the Conversion Price in effect on the record date with respect to such distribution by a fraction:

(A)          the numerator of which shall be the average Closing Price of one share of Common Stock over the Spinoff Valuation Period (as defined below), such adjustment to become effective immediately prior to the opening of business on the fifteenth Trading Day after the date on which “ex-dividend trading” commences; and

(B)           the denominator of which shall be the sum of (x) the average Closing Price of one share of Common Stock over the ten consecutive Trading Day period (the “Spinoff Valuation Period”) commencing on and including the fifth Trading Day after the date on which “ex-dividend trading” commences on the Common Stock on the Nasdaq Global Market or such other national or regional exchange or market on which the Common Stock is then listed or quoted and (y) the average Closing Price over the Spinoff Valuation Period of the portion of the securities so distributed applicable to one share of Common Stock.

                In lieu of the foregoing, the Company may at the time of the public announcement of such distribution elect in a writing provided to the Holders to reserve the pro rata portion of such Notes so that each Holder of securities shall have the right to receive upon conversion the amount of such shares of capital stock or similar equity interests of such Subsidiary or business unit that such Holder of Notes would have received if such Holder of Notes had converted such Notes on the record date with respect to such distribution.

                              (iii)   With respect to any rights (the “Rights”) that may be issued or distributed pursuant to any rights plan of the Company (any Rights that may be issued pursuant to any rights plan being referred to as, a “Rights Plan”), upon conversion of the

Notes into Common Stock, to the extent that such Rights Plan is in effect upon such conversion, the holders of Notes will receive, in addition to the Common Stock, the Rights described therein (whether or not the Rights have separated from the Common Stock at the time of conversion), subject to the limitations set forth in any such Rights Plan. If the Rights Plan provides that upon separation of rights under such plan from the Common Stock that the Holders would not be entitled to receive any such rights in respect of the Common Stock issuable upon conversion of the Notes, the Conversion Price will be adjusted as provided herein (with such separation deemed to be the distribution of such rights), subject to readjustment in the event of the expiration, termination or redemption of the rights. Any distribution of rights or warrants pursuant to a Rights Plan complying with the requirements set forth in the immediately preceding sentence of this paragraph shall not constitute a distribution of rights or warrants pursuant to this subsection 9(c)

                              (iv)          Rights, options or warrants (other than rights issued pursuant to a Rights Plan) distributed by the Company to all or substantially all holders of Common Stock entitling the holders thereof to subscribe for or purchase shares of the Company’s Capital Stock (either initially or under certain circumstances), which rights, options or warrants, until the occurrence of a specified event or events (a “Trigger Event”): (A) are deemed to be transferred with such shares of Common Stock; (B) are not exercisable; and (C) are also issued in respect of future issuances of Common Stock (including issuances of Common Stock upon conversion of the Notes), shall be deemed not to have been distributed for purposes of this Section 9 (and no adjustment to the Conversion Price under this Section 9 will be required) until the occurrence of the earliest Trigger Event, whereupon such rights and warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Conversion Price shall be made under this subsection 9(c). If any such right, option or warrant, including any such existing rights, options or warrants distributed prior to the date of this Note, are subject to events, upon the occurrence of which such rights, options or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and record date with respect to new rights or warrants with such rights (and a termination or expiration of the existing rights, options or warrants without exercise by any of the holders thereof). In addition, in the event of any distribution (or deemed distribution) of rights, options or warrants, or any Trigger Event or other event (of the type described in the preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Price under this Section 9 was made, (1) in the case of any such rights, options or warrants which shall all have been redeemed, purchased by the Company or repurchased without exercise by any holders thereof, the Conversion Price shall be readjusted upon such final redemption, purchase by the Company or repurchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or repurchase price received by a holder or holders of Common Stock with respect to such rights or warrants (assuming such holder had retained such rights or warrants), made to all or substantially all holders of Common Stock as of the date of such redemption or repurchase, and (2) in the case of such rights, options or warrants which shall have expired or been terminated without exercise by any holders thereof, the Conversion Price shall be readjusted as if such rights and warrants had not been issued.

(d)           In case the Company shall, by dividend or otherwise, at any time distribute (a “Triggering Distribution”) to all or substantially all holders of its Common Stock cash, the Conversion Price shall be decreased so that the same shall equal the price determined by multiplying such Conversion Price in effect immediately prior to the Business Day immediately preceding the day on which such Triggering Distribution is declared (a “Determination Date”) by a fraction of which:

(i) the numerator shall be the Current Market Price per share of the Common Stock on the Determination Date less the sum of the Triggering Distribution applicable to one share of Common Stock (determined on the basis of the number of shares of Common Stock outstanding on the Determination Date); and

(ii) the denominator shall be such Current Market Price per share of the Common Stock on the Determination Date.

                Such decrease to become effective immediately prior to the opening of business on the day following the date on which the Triggering Distribution is paid.

(e)           In case the Company or any of its Subsidiaries shall purchase any shares of the Common Stock by means of tender offer, then immediately prior to the opening of business on the day after the last date (the “Expiration Date”) tenders could have been made pursuant to such tender offer (as it may be amended) (the last time at which such tenders could have been made on the Expiration Date is hereinafter sometimes called the “Expiration Time”), the Conversion Price shall be decreased so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the close of business on the Expiration Date by a fraction of which:

                (i)            the numerator shall be the product of the number of shares of Common Stock outstanding (including Purchased Shares but excluding any shares held in the treasury of the Company) immediately prior to the Expiration Time multiplied by the Current Market Price per share of the Common Stock (as determined on the Trading Day next succeeding the Expiration Date); and

(ii)           the denominator shall be the sum of (A) the aggregate consideration (determined as aforesaid) payable to stockholders based on the acceptance (up to any maximum specified in the terms of the tender offer) of all shares validly tendered and not withdrawn as of the Expiration Time (the shares deemed so accepted, up to any such maximum, being referred to as the “Purchased Shares”) and (B) the product of the number of shares of Common Stock outstanding (less any Purchased Shares and excluding any shares held in the treasury of the Company) immediately prior to the Expiration Time and the Current Market Price per share of Common Stock on the Trading Day next succeeding the Expiration Date.

For purposes of this subsection 9(e), the aggregate consideration in any such tender offer shall equal the sum of the aggregate amount of cash consideration and the aggregate fair market value (as determined by the Board, whose determination shall be conclusive evidence thereof and which shall be evidenced by an Officer’s Certificate delivered to the Holders) of any other consideration payable in such tender offer. Such decrease will become effective immediately prior to the opening of business on the day following the Expiration Date. In the event that the Company is obligated to purchase shares pursuant to any such tender offer, but the Company is permanently prevented by applicable law from effecting any or all such purchases or any or all such purchases are rescinded, the Conversion Price shall again be adjusted to be the Conversion Price which would have been in effect based upon the number of shares actually purchased.  If the application of this subsection 9(e) to any tender offer would result in an increase in the

Conversion Price, no adjustment shall be made for such tender offer under this subsection 9(e).  For purposes of this subsection 9(e), the term “tender offer” shall mean and include both tender offers and exchange offers, all references to “purchases” of shares in tender offers (and all similar references) shall mean and include both the purchase of shares in tender offers and the acquisition of shares pursuant to exchange offers, and all references to “tendered shares” (and all similar references) shall mean and include shares tendered in both tender offers and exchange offers.

(f)            In any case in which this Section 9 shall require that an adjustment be made following a record date or a Determination Date or Expiration Date, as the case may be, established for purposes of this Section 9, the Company may elect to defer (but only until five Business Days following the filing by the Company with the Holders of the certificate described below) issuing to the Holder of any Note converted after such record date or Determination Date or Expiration Date the shares of Common Stock and other capital stock of the Company issuable upon such conversion over and above the shares of Common Stock and other capital stock of the Company issuable upon such conversion only on the basis of the Conversion Price prior to adjustment; and, in lieu of the shares the issuance of which is so deferred, the Company shall issue or cause its transfer agents to issue due bills or other appropriate evidence prepared by the Company of the right to receive such shares. If any distribution in respect of which an adjustment to the Conversion Price is required to be made as of the record date or Determination Date or Expiration Date therefor is not thereafter made or paid by the Company for any reason, the Conversion Price shall be readjusted to the Conversion Price which would then be in effect if such record date had not been fixed or such effective date or Determination Date or Expiration Date had not occurred.

(g)           Whenever the Conversion Price or conversion privilege is adjusted (or at any time upon request by a Holder), the Company shall promptly mail to Holders a notice of the adjustment and an Officer’s Certificate briefly stating the facts requiring the adjustment and the manner of computing it. Unless and until the Holders shall receive an Officer’s Certificate setting forth an adjustment of the Conversion Price, the Holders may assume without inquiry that the Conversion Price has not been adjusted and that the last Conversion Price of which it has knowledge remains in effect.

(h)             Without limiting the Company’s covenants in Sections 4 and 8 hereof, if any of the following shall occur, namely: (i) any reclassification or change of shares of Common Stock issuable upon conversion of the Notes (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination, or any other change for which an adjustment is provided above); (ii) any consolidation or merger or combination to which the Company is a party other than a merger in which the Company is the continuing corporation and which does not result in any reclassification of, or change (other than in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination) in, outstanding shares of Common Stock; or (iii) any sale or conveyance as an entirety or substantially as an entirety of the property and assets of the Company, directly or indirectly, to any person, then the Company, or such successor, purchasing or transferee corporation, as the case may be, shall, as a condition precedent to such reclassification, change, combination, consolidation, merger, sale or conveyance, amend this Note to provide that the Holder of each Note then outstanding shall have the right to convert such Note into the kind and amount of shares of stock and other securities and property

(including cash) receivable upon such reclassification, change, combination, consolidation, merger, sale or conveyance by a holder of the number of shares of Common Stock deliverable upon conversion of such Note immediately prior to such reclassification, change, combination, consolidation, merger, sale or conveyance. Such amended Note shall provide for adjustments of the Conversion Price which shall be as nearly equivalent as may be practicable to the adjustments of the Conversion Price provided for in this Section 9. If, in the case of any such consolidation, merger, combination, sale or conveyance, the stock or other securities and property (including cash) receivable thereupon by a holder of Common Stock include shares of stock or other securities and property of a person other than the successor, purchasing or transferee corporation, as the case may be, in such consolidation, merger, combination, sale or conveyance, then such amended Note shall also be executed by such other person and shall contain such additional provisions to protect the interests of the Holders of the Notes as the Board shall reasonably consider necessary by reason of the foregoing. The provisions of this paragraph shall similarly apply to successive reclassifications, changes, combinations, consolidations, mergers, sales or conveyances.

10.           Security Interests; Release of Security.

Payments on this Note are secured under the terms of the Security Agreement dated as of March 30, 2007 by and among the Company, the Holders and The Bank of New York, solely in its capacity as Collateral Agent for the ratable benefit of the Holders from time to time, and the Company (the “Security Agreement”).

The Security Agreement provides that upon the earlier to occur of (i) consummation of a Conversion Event, or (ii) full payment and performance of the Obligations, the Collateral Documents and all of the covenants, agreements and obligations of the Company thereunder shall terminate and shall have no further force or effect and all security interests, Liens, pledges, mortgages and other encumbrances of any kind whatsoever created pursuant to any of the Collateral Documents shall be terminated and released.

11.           Denominations; Transferability; Exchange.

(a)           The Notes are issuable in certificate form, without coupons, in denominations of $1,000 and integral multiples of $1,000 in excess thereof.

(b)           This Note, the PIK Notes and any Common Shares issued upon the conversion of this Note and the PIK Notes may be offered, sold, assigned or transferred by the Holder without the consent of the Company; provided, however, that all such offers, sales, assignments or transfers are effected in compliance with Sections 2(g) and 2(h) of the Securities Purchase Agreement.

(c)           If the Company shall have given a Redemption Notice pursuant to Section 6 herein, the Company will not be required to register the transfer of, or exchange, Notes for a period of 15 Business Days immediately preceding the Redemption Date specified in the Redemption Notice.

12.           Reissuance of this Note.

(a)           Transfer.  If this Note is to be transferred, the Holder shall surrender this Note to the Registrar, whereupon the Company will forthwith issue and the Registrar shall deliver upon the order of the Holder a new Note (in accordance with Section 12(d)), registered as the Holder may request, representing and evidencing the same outstanding Principal being transferred by the Holder and, if less than the entire outstanding Principal is being transferred, a new Note (in accordance with Section 12(d)) to the Holder representing and evidencing the same outstanding Principal not being transferred.  The Holder and any assignee, by acceptance of this Note, acknowledge and agree that following conversion or redemption of any portion of this Note, the outstanding Principal evidenced by this Note may be less than the Principal stated on the face of this Note. The Holder and any assignee, by acceptance of the Note, acknowledge and agree that they are bound by the terms of the Security Agreement and further agree, at the request of the Collateral Agent, to execute and deliver an assumption agreement in favor of the Collateral Agent with respect to the Security Agreement, in form and substance acceptable to the Collateral Agent.

(b)           Lost, Stolen or Mutilated Note.  Upon receipt by the Registrar of evidence reasonably satisfactory to the Registrar of the loss, theft, destruction or mutilation of this Note, and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Registrar in customary form and, in the case of mutilation, upon surrender and cancellation of this Note, the Company shall execute and the Registrar shall deliver to the Holder a new Note (in accordance with Section 12(d)) representing and evidencing the same outstanding Principal.

(c)           Note Exchangeable for Different Denominations.  This Note is exchangeable, upon the surrender hereof by the Holder at the principal office of the Registrar, for a new Note or Notes (in accordance with Section 12(d) and in Principal amounts of at least $100,000) representing in the aggregate and evidencing the same outstanding Principal of this Note, and each such new Note will evidence such portion of such outstanding Principal as is designated by the Holder at the time of such surrender.

(d)           Issuance of New Notes.  Whenever the Registrar is required to issue a new Note pursuant to the terms of this Note, such new Note (i) shall be of like tenor with this Note, (ii) shall evidence the same and represent, as indicated on the face of such new Note, the Principal remaining outstanding (or in the case of a new Note being issued pursuant to Section 12(a) or Section 12(c), the Principal designated by the Holder which, when added to the Principal represented by the other new Notes issued in connection with such issuance, does not exceed the Principal remaining outstanding under this Note immediately prior to such issuance of new Notes), (iii) shall have an issuance date, as indicated on the face of such new Note, which is the same as the Issuance Date of this Note, (iv) shall have the same rights and conditions and evidence the same indebtedness as this Note, and (v) shall evidence accrued Interest on the Principal and Interest of this Note, from the Issuance Date.

13.           Persons Deemed Owners.

The registered Holder of this Note shall be treated as its owner for all purposes.

14.           Amendment; Supplement; Waiver.

Notwithstanding the following paragraph of this Section 14, the Company may amend or supplement the Notes without the consent of any Holder in a manner that does not adversely affect the legal rights or remedies hereunder of any Holder or impair the obligations of the Company hereunder (A) to cure any ambiguity, defect or inconsistency and (B) to make changes that would provide any additional rights or benefits to the Holders.  After an amendment or supplement under this paragraph becomes effective, the Company will provide Holders with written notice describing such amendment or supplement and, as applicable, substitute Notes to replace Notes whose terms were so amended or supplemented.
Except as provided in the following paragraph of this Section 14, the Company may amend or supplement the Notes with the consent of the Holders of at least a majority in aggregate outstanding Principal of the Notes issued; and, subject to Section 14, any existing Event of Default (other than an Event of Default in the payment of the Principal of or interest on the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of the Notes, may be waived with the consent of the Holders of a majority in aggregate outstanding Principal of the then outstanding Notes.
However, without the consent of each Holder affected, an amendment or waiver under this Section 14 may not (with respect to any Notes held by a non-consenting Holder) (A) reduce the aggregate outstanding Principal of Notes whose holders must consent to an amendment, supplement or waiver, (B) reduce the Principal of or the Terminal Value Payment, if any, whether payable upon redemption, repurchase, at Maturity, acceleration or otherwise, or change the fixed maturity of any Note or any other date for the required payment of Principal on any Note, (C) reduce the rate of or change the time for payment of interest, including default interest, on any Note or otherwise reduce the amounts payable under any Note or change the scheduled time of payment therof, (D) waive a default or Event of Default in the payment of Principal of or interest on the Notes (except a rescission of acceleration of the Notes and a waiver of the payment default that resulted from such acceleration as provided in Section 15), (E) make any Note payable in money other than that stated in the Notes, (F) adversely affect the conversion rights of Holders of the Notes set forth in Sections 7, 8 and 9, (G) reduce the amount of any Additional Payment Amounts, if any, (H) amend or modify the pro rata or pari passu treatment of Holders set forth in Sections 4(q), 6(d), 8(a)(i) or 8(b) or amend or modify the amendment and waiver provisions of this Section 14 or Section 15, (I) modify any of the provisions in the Transaction Documents to purport to subordinate the payment of any Notes to the payment of other obligations, (J) amend or modify any of the provisions of Section 6 in a manner adverse to the Holders of the Notes, (K) amend or modify any of the provisions of the Security Agreement in a manner adverse to the Holders of the Notes or (L) permit the assignment by the Company or any of its Subsidiaries of any of their respective rights or obligations under this Note, the Securities Purchase Agreement or the Collateral Documents, except any assignment expressly permitted under this Note as constituted on the date hereof.  The Company will not offer consideration to any Holder for any waiver or amendment under this Section 14, unless the same consideration is offered ratably to the Holders all Notes then outstanding.
Any amendment to the Notes made in conformity with the provisions of this Section 14 shall be binding on all Holders of Notes.  Any Notes purchased by any Affiliates of the Company

(except Subsidiaries) do not have any right to consent to any amendment or otherwise pursuant to these provisions.  For purposes of this paragraph, “Affiliate” shall mean any officer or director of the Company or any stockholder with beneficial ownership of 10% or more of the voting stock of the Company and any Person controlled by any of the foregoing.

No reference herein to the Securities Purchase Agreement and no provision of this Note or of the Securities Purchase Agreement shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the Principal of and interest (including the Additional Payment Amounts and/or the Terminal Value Payment, if any) on this Note at the times, places and rate, and in the coin or currency, herein prescribed or to convert this Note as provided herein and in the Securities Purchase Agreement.

15.           Events of Default; Remedies.

Each of the following constitutes an “Event of Default” when it occurs (whatever the reason for such Event of Default):

(a)           the Company defaults in the payment of interest, including Additional Payment Amounts and/or the Terminal Value Payment, if any, or any other amount not described in Section 15(b) below, on the Notes when due and payable and such default continues for a period of 15 days;

(b)           the Company defaults in the payment of Principal of any Note at Maturity, or upon repurchase, redemption or otherwise (including in connection with an offer to purchase or repurchase);

(c)           the Company fails to deliver shares of Common Stock (together with cash in lieu of fractional shares) when such Common Stock (or cash in lieu of fractional shares) is required to be delivered following conversion of a Note and continuance of such default for a period of 5 days;

(d)           the Company defaults in the performance of or breaches any other material covenants, representations or agreements herein or in any of the Transaction Documents (other than a default specified in any of the preceding three subclauses) and such default or breach continues for a period of 15 consecutive days following knowledge of an Officer or written notice thereof from any Holder, unless waived in writing by Holders of 51% or more in aggregate outstanding Principal of the Notes (to the extent permitted under Section 14);

(e)           there occurs with respect to any agreement, indenture or instrument under which the Company has Indebtedness of $1,000,000 or more in the aggregate, not including any amounts owed under reimbursement or similar obligations to banks, sureties or other entities which have issued letters of credit, surety bonds, performance bonds or other guarantees relating to the performance by the Company or its Subsidiaries of contractual obligations to customers, to the extent any demands made under any such reimbursement or similar obligation relate to a draw under the related letter of credit or other instrument which draw is being contested in good faith through appropriate proceedings, whether such Indebtedness now exists or shall hereafter be created, (A) a default with respect to any payment obligation thereunder that then entitles the holder thereof to declare such Indebtedness to be due and payable prior to its stated maturity, or

(B) any other default thereunder that entitles, and has caused, the holder thereof to declare such indebtedness to be due and payable prior to its stated maturity;

(f)            the security interest granted by the Company to the Holders under the Security Agreement shall no longer provide such Holders with a valid, perfected first priority security interest in the Collateral thereunder (subject to Permitted Liens), or the Security Agreement shall no longer be in full force or effect according to its terms, provided however, that, upon and after the consummation of a Conversion Event, this subclause (f) shall not constitute an “Event of Default”;

(g)           the entry by a court having jurisdiction in the premises of (i) a decree or order for relief in respect of the Company or any material Subsidiary in an involuntary case or proceeding under any applicable U.S. federal or state bankruptcy, insolvency, reorganization or other similar law, (ii) a decree or order adjudging the Company or any material Subsidiary a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company or any material Subsidiary under any applicable U.S. federal or state law, or appointing a Custodian of the Company or any material Subsidiary or of any substantial part of their respective property, or ordering the winding up or liquidation of its affairs, or (iii) an order or judgment invalidating the validity or enforceability of one or more Intellectual Property Rights (as such term is defined in the Securities Purchase Agreement) which could reasonably be expected to have a Material Adverse Effect, and in the case of clauses (i), (ii) or (iii) the continuance of any such decree, order or judgment is unstayed and in effect for a period of 60 consecutive days;

(h)           the commencement by the Company or any material Subsidiary of a voluntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by the Company or any material Subsidiary to the entry of a decree or order for relief in respect of the Company or any material Subsidiary in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against the Company or any material Subsidiary, or the filing by the Company or any material Subsidiary of a petition or answer or consent seeking reorganization or relief under any applicable federal or state law, or the consent by the Company or any material Subsidiary to the filing of such petition or to the appointment of or the taking possession by a Custodian of the Company or any material Subsidiary or of any substantial part of its property, or the making by the Company or any material Subsidiary of an assignment for the benefit of creditors, or the admission by the Company or any material Subsidiary in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Company or any material Subsidiary expressly in furtherance of any such action;

(i)            if the Company shall not have filed or recorded with respect to the Collateral (i) the initial financing statement with the Delaware Secretary of State and (ii) the confirmations of grant of security interest in trademarks and patents with the appropriate offices of the United States Patent and Trademark Office, in each case, within 3 Business Days following the Closing Date; or

(j)            if one or more judgments or decrees shall be entered against the Company or any Subsidiary and shall not have been stayed, vacated, satisfied, discharged or bonded pending appeal within 30 days after the entry, which judgments or decrees involve, in the aggregate, at any one time outstanding, a liability of $1,000,000 or more.

If an Event of Default (other than an Event of Default specified in subclauses (a) through (c) above) occurs and is continuing, the Holders of at least 51% in aggregate outstanding Principal of the Notes, by written notice to the Company, may declare due and payable 100% of the Principal Amount of all Notes plus any accrued and unpaid interest (including the Additional Payment Amounts, if any) to the date of payment. If an Event of Default specified in subclauses (a) through (c) above occurs and is continuing, then and in every such case the Holder of any Note may declare the Principal Amount of such Note plus any accrued and unpaid interest (including the Additional Payment Amounts, if any) to be due and payable immediately, by notice in writing to the Company, and upon any such declaration such Principal Amount shall be immediately due and payable. If an Event of Default specified in subclauses (g) or (h) above occurs, the Principal Amount of, and accrued interest on, all the Notes shall automatically, and without any declaration or other action on the part of any Holder, become immediately due and payable.  Upon a declaration of acceleration, such Principal Amount and accrued and unpaid interest to the date of payment shall be immediately due and payable, and such Holders (or the Collateral Agent, as applicable) shall have the right to exercise the applicable remedies set forth in the Security Agreement.

The Holders of not less than a majority in aggregate Principal of the Notes through notice to the Company may, on behalf of the Holders of all of the Notes, rescind and annul an acceleration and its consequences if:

•                    all existing Events of Default, other than the nonpayment of Principal of or premium, if any, or interest on the Notes which have become due solely because of the acceleration, have been remedied, cured or waived, and

•                    the rescission would not conflict with any judgment or decree of a court of competent jurisdiction;

provided, however, that in the event such declaration of acceleration has been made based on the existence of an Event of Default under subclause (d) above and the default with respect to Indebtedness for money borrowed which gave rise to such Event of Default has been remedied, cured or waived, then, without any further action by the Holders, such declaration of acceleration shall be rescinded automatically and the consequences of such declaration shall be annulled. No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereon.

The Holders, through the written consent of not less than a majority in aggregate Principal of the Notes, may, on behalf of the Holders of all of the Notes, waive an existing Event of Default, except an Event of Default:

•                    in the payment of the Principal of or premium, if any, or interest (including the Additional Payment Amounts and/or the Terminal Value Payment, if any) on any Note; or

•                    in respect of a covenant or provision hereof which cannot be modified or amended without the consent of the Holders of all Outstanding Notes affected.

Upon any such waiver any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Agreement; provided, however, that no such waiver shall extend to any subsequent or other Event of Default or impair any right consequent thereon.

16.           Expenses.

If (i) this Note is placed in the hands of an attorney for collection or enforcement or is collected or enforced through any legal proceeding or the Holder otherwise takes action to collect amounts due under this Note or to enforce the provisions of this Note, (ii) there occurs any bankruptcy, reorganization, receivership of the Company or other proceedings affecting Company creditors’ rights and involving a claim under this Note (iii) this Note or any of the other Transaction Documents is subject to any amendment, waiver or consent, then the Company shall pay the costs incurred by the Holder for such collection, enforcement or action or in connection with such bankruptcy, reorganization, receivership or other proceeding or such amendment, waiver or consent, including, but not limited to, attorneys’ fees and disbursements.

17.           Waiver.

To the extent permitted by law, the Company hereby waives demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note and the Purchase Agreement.

18.           Governing Law.

This Note shall be governed by and construed and enforced in accordance with the internal laws of the State of New York.  Each party agrees that all proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Note (whether brought against a party hereto or its respective Affiliates, employees or agents) may be commenced in the state and federal courts sitting in the City of New York, Borough of Manhattan (the “New York Courts”).  Each party hereto hereby irrevocably submits to the non-exclusive jurisdiction of the New York Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any proceeding, any claim that it is not personally subject to the jurisdiction of any New York Court, or that such proceeding has been commenced in an improper or inconvenient forum.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.  Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any proceeding arising out of or relating to this Note or the transactions contemplated hereby.  If either party shall commence a proceeding to enforce any provisions of this Note, then the prevailing party in such proceeding shall be reimbursed by the other party for its attorney’s fees and other costs and expenses incurred with the investigation, preparation and prosecution of such proceeding.

19.           Rights and Remedies Cumulative.

No right or remedy conferred in this Note upon or reserved to the Holders of Notes is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

[Remainder of Page Intentionally Left Blank; Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed by its duly authorized officer as of the date set forth above.

POWER MEDICAL INTERVENTIONS, INC.

By:	/s/ John Gandolfo
Name: John Gandolfo
Title: Chief Financial Officer